EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-         ) pertaining to the Stock Option Plan of United Defense Industries, Inc. of our report dated March 22, 2002, with respect to the consolidated financial statements and schedules of United Defense Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, VA
December 2, 2002